UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 30, 2011

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

59-2971472	Florida	000-22904
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7915 Baymeadow Way, Jacksonville, Florida	32256
Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01.	Other Events.

On March 30, 2011, ParkerVision, Inc. (the “Company”) consummated the offering (the “Offering”) of an aggregate of (i) 3,332,117 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) 2,691,360 units (the “Units”), each unit consisting of one share of the Company’s Common Stock and 0.3 of a warrant to purchase one share of Company’s Common Stock, pursuant to the placement agency agreement, dated March 24, 2011, by and between the Company and Hudson Securities, Inc., as placement agent, and the Securities Purchase Agreement, dated March 25, 2011, by and between the Company and the purchasers identified on the signature pages thereto.  The Shares were sold at a price of $0.71 per Share and the Units were sold at a price of $0.81 per Unit.

The Offering generated total net proceeds, after payment of the placement agent’s fees and other offering expenses, of approximately $4.1 million. The press release announcing the consummation of the Offering is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2011

PARKERVISION, INC.

By:	/s/ Cynthia L. Poehlman
Cynthia L. Poehlman
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release.

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